Execution Copy
Exhibit 99.1
TRANSITION AGREEMENT
          This Transition Agreement (this “Agreement”) is dated as of June 3, 2008, (the “Effective Date”) by and between Steven J. Bilodeau (the “Executive”) and Standard Microsystems Corporation (the “Company”).
          WHEREAS, the Executive and the Company are parties to an Employment Agreement dated March 19, 2007 (the “Employment Agreement”) pursuant to which the Executive is the Chief Executive Officer and the President of the Company;
          WHEREAS, the Executive has informed the Board of Directors of the Company (the “Board”) that he would like to retire as the Company’s Chief Executive Officer and President (“CEO”) and provide the Company with the opportunity for additional time for transition with respect to these offices; and
          WHEREAS, the intent of this Agreement is to provide for such orderly transition;
          NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Executive agree as follows:
          1. Employment Term. For purposes of this Agreement, the “Employment Term” shall extend from the Effective Date through the Employment Termination Date (as determined pursuant to Section 2 below). From the Effective Date until November 18, 2008, or such earlier date as requested by the Board or such later date that the parties shall mutually agree to as provided below (the “Resignation Date” and the period of time from the Effective Date through the Resignation Date, the “CEO Term”), the Executive shall continue to be employed as the CEO. Notwithstanding the foregoing, the Executive will in good faith consider the request of the Company to postpone the Resignation Date to any date prior to December 31, 2008, provided the Company has made reasonable good faith efforts as of the time of such request to hire a replacement for the Executive as the CEO. From the Resignation Date through the Employment Termination Date (the “Transition Term”), the Executive shall continue to be employed by the Company as a non-operating executive.
(a) Duties.
i.	During the CEO Term, the Executive shall continue to perform his current duties and responsibilities. During the Transition Term, the Executive is expected to make himself available to the Company for approximately 40 hours each week; the expectation being that the Executive will continue to provide services to the Company during the Employment Term at such a level that will not result in a separation of service (“Separation from Service”) from the Company for purposes of Section 409A (“409A”) of the Internal Revenue Code of 1986, as amended (the “Code”).

ii.	During the Employment Term, the Executive also will serve as Chairman of the Board (“Chairman”).
          (b) Salary and Benefits. During the Employment Term, the Executive shall continue to receive his current annual base salary of $610,000 and also shall continue to receive the benefits described in Section 5(a) of the Employment Agreement.
          (c) Bonus. In respect of the CEO Term, and in lieu of the bonus otherwise provided under the Company’s FY09 Management Incentive Plan, the Executive shall be entitled to receive on January 5, 2009, provided that the Executive’s employment with the Company has not been terminated pursuant to Section 2(d) hereof prior to such date, a cash lump sum payment of $700,000.
           2. Termination of Employment. The parties agree that the Executive’s employment with the Company and the Employment Term shall terminate as follows:
(a)	Full Employment Term. Except if an event occurs pursuant to Sections 2(b) through 2(e) below, the Executive’s employment with the Company shall terminate as of the close of business on February 10, 2009 and February 10, 2009 shall be the “Employment Termination Date”.

(b)	Termination of Employment without Cause. If prior to February 10, 2009 the Executive’s employment is terminated by the Company without Cause, the “Employment Termination Date” shall be the date specified in the notice of termination from the Company to the Executive.

(c)	Executive’s Death or Disability. If the Executive’s employment is terminated prior to February 10, 2009 as a result of his death, the “Employment Termination Date” shall be the date of his death. For purposes of this Agreement, “Disability” shall mean the physical or mental incapacity of the Executive which prevents the Executive from performing the Executive’s duties as herein provided for a continuous period of 60 days or an aggregate period of 90 days during any consecutive six-month period. If the Executive’s employment is terminated as a result of his Disability, the “Employment Termination Date” shall be the date ending the applicable 60 or 90 day period.

(d)	Termination for “Cause.” If the Executive’s employment is terminated for Cause as defined in Section 2(f), the “Employment Termination Date” shall be the date the Company provides notice to the Executive of such termination except that, if a cure period is specified in Section 2(f), the “Employment Termination Date” shall be the expiration date of the cure period if no satisfactory cure has occurred by then.

(e)	Change in Control. If a Change in Control occurs prior to February 10, 2009, the Executive may voluntarily terminate employment and the “Employment Termination Date” shall be the voluntary termination date specified in the notice given to the Company by the Executive. For purposes hereof, a “Change in Control” of the Company means an event that (i) the Company would report, as such, pursuant to the Securities and Exchange Commission Form 8-K, or (ii) that qualifies under 409A as either a change in the (A) ownership of the Company, (B) effective control of the Company, or (C) ownership of a substantial portion of the assets of the Company. In the event of a Change in Control whether before or after the Employment Termination Date, the Company shall provide the Executive with a “gross-up” payment in an amount sufficient to offset the effect of any excise tax incurred in accordance with Section 280G or Section 4999 of the Code.

(f)	Definition of Cause. The Company may terminate the Executive’s employment for “Cause” in the event of the Executive’s: (x) material dishonesty in the course of employment; (y) willful and material failure to perform his duties hereunder, following delivery of written notice thereof and a reasonable period, not to exceed 30 days from delivery of notice, to cure such failure; or (z) conduct, regardless of whether in the course of employment, constituting a felony or any crime involving moral turpitude.
          3. Payments and Benefits Following the Employment Termination Date.
(a)	If the Executive’s employment is terminated pursuant to Section 2(a), the Company shall provide to the Executive: (i) as soon as reasonably practicable following the Employment Termination Date, a lump sum payment equal to any accrued but unpaid base salary, accrued but unused vacation and unpaid reimbursements (the “Accrued Obligations”); (ii) any unpaid bonus under Section 1(c); (iii) continued Company-paid (either directly to the applicable insurance provider or through reimbursement of the Executive) coverage under the Company’s health plans in which the Executive is eligible to participate in as of the Employment Termination Date for the Executive and those members of the Executive’s immediate family covered as dependents under the Company’s health plans as of the Employment Termination Date, in accordance with the terms and condition of such Company health plans as may be in effect from time to time, until the earlier of (the “Benefit Termination Date”) (A) the date as of which each of the Executive and his current spouse reach age 65 and (B) the Alternate Policy Date (as defined below); provided that (x) the provision of such health care coverage does not materially adversely affect the Company’s health plan coverage and (y) in the event that, prior to the Benefit Termination Date, the Executive becomes eligible to participate in the group health plan of another employer (an “Alternate Policy”), the coverage provided to the Executive by the Company pursuant hereto shall become secondary to the coverage of such Alternate Policy and, if upon the eighteen month anniversary of the date the Executive became eligible to participate in the Alternate Policy the Executive remains eligible to participate in such Alternate Policy, the Company’s obligation to provide health care coverage to the Executive shall immediately cease as of such date (the “Alternate Policy Date”); provided further that in the event the Company ceases to maintain a fully-insured health plan prior to the Benefit Termination Date, the Executive shall be entitled to obtain a fully-insured individual insurance policy providing comparable benefits and the Company will pay directly to the applicable insurer or reimburse the Executive up to an amount not to exceed 200% of the premiums for the Executive’s (and his covered dependents’) health care coverage under the Company’s health plan immediately prior to the date the Company ceases to maintain a fully-insured health care plan (such cap to be increased each year to reflect customary cost of living increases based on the Consumer Price Index for the applicable year (collectively, this clause (iii) referred to as the “Health Continuation Benefit”); and (iv) continued individual supplemental life insurance coverage in the amount of $600,000 for a period of eighteen (18) months after the Employment Termination Date (“Continued Life Insurance”). In addition, as of the Employment Termination Date, all Restricted Shares of the Company then held by the Executive shall vest in full.

(b)	If the Executive’s employment is terminated pursuant to Sections 2(b) or 2(c), the Company shall deliver to the Executive or the Executive’s estate, as appropriate, in a lump sum as soon as reasonably practicable following the Employment Termination Date, an amount equal to the sum of: (i) the Accrued Obligations; (ii) the amount of annual base salary the Executive would have earned from the Employment Termination Date through February 10, 2009 had he remained employed with the Company; (iii) any unpaid bonus under Section 1(c), and (iv) $355,000. The Company also shall provide the Health Continuation Benefit and, unless his employment is terminated as a result of his death, Continued Life Insurance. In addition, as of the Employment Termination Date, all Restricted Shares of the Company then held by the Executive shall vest in full.

(c)	If the Executive’s employment is terminated pursuant to Section 2(d), the Company shall pay the Executive in a lump sum the amount of the Accrued Obligations as soon as feasible following the Employment Termination Date.

(d)	If the Executive’s employment is terminated pursuant to Section 2(e), the Company shall deliver to the Executive in a lump sum as soon as reasonably practicable following the Employment Termination Date, an amount equal to the sum of (i) the Accrued Obligations; (ii) the amount of annual base salary the Executive would have earned from the Employment Termination Date through February 10, 2009 had he remained employed with the Company; (iii) any unpaid bonus under Section 1(c); and (iv) $355,000. The Company also shall: (i) provide the Health Continuation Benefit, provided that the 200% cap described in Section 3(a) shall not apply, and the Continued Life Insurance; and (ii) pay to the Executive the value as if fully vested of any vested or unvested stock grants (including restricted stock awards), any stock options, and any stock appreciation rights (“SARS”), provided that, once the Company makes such payment all such SARS, stock options and stock grants shall be automatically deemed cancelled.

(e)	Notwithstanding anything herein to the contrary, in the event the Employment Termination Date occurs on or prior to November 18, 2008, the benefits and payments owed to the Executive will be governed by the Employment Agreement and not this Section 3 of the Agreement.

(f)	Treatment of Outstanding Equity Awards. Except as otherwise provided in an equity plan of the Company or herein, the Employment Termination Date shall be deemed a termination of the Executive’s employment with the Company, regardless of whether or not the Executive continues to serve on the Board. Unless otherwise provided herein, all outstanding equity awards previously granted to the Executive shall continue in accordance with the terms and conditions of the applicable plans and grant agreements pursuant to which they were granted.
          4. Chairman Continuation Period. After the end of the CEO Term under Section 2(a), the Executive shall continue to serve as Chairman, subject to Section 4(c) below, through the date of the Annual Meeting of Stockholders of the Company to be held in July 2011 (the “July 2011 Stockholders Meeting Date”) or such later date as may be agreed upon by the Executive and the Board in writing (the “Chairman Continuation Period”). If his employment terminates pursuant to Section 2(d), the Executive shall be deemed to have resigned from the Board and from all other positions and offices of the Company and its subsidiaries as of the relevant Employment Termination Date.
(a)	Compensation and Benefits. While serving as Chairman, the Executive shall receive for his services: (i) such compensation and benefits as are received by other similarly situated non-employee members of the Board, including equity grants from the Company in the same amount and on the same terms as grants generally made to non-employee members of the Board with incumbency of at least three years; and (ii) an additional $12,000 per month, paid in arrears.

(b)	Support. The Company shall provide the Executive with the following: (i) while he is serving as a member of the Board, the use of updated equipment and tools such as an office, telephone, email, computers, blackberry, general office supplies and an executive assistant, to the extent needed to perform his duties hereunder; and (ii) while he is serving as Chairman, a $1,400 per month car allowance, plus all expenses, including insurance, repairs, maintenance, fuel and normal travel expenses (i.e. tolls, parking, etc.) (the preceding expenses to be fully tax protected), provided that any reimbursement to the Executive pursuant to this Section 4(b)(ii) shall be paid within 2 1/2 months following the year in which the expenses were incurred.

(c)	End of Chairman Continuation Period Prior to the July 2011 Stockholders Meeting Date. The Chairman Continuation Period shall end if the Executive dies, resigns as Chairman, resigns from the Board or is removed from the position of Chairman or from the Board in accordance with the Company’s by-laws. In the event that the Chairman Continuation Period ends prior to the July 2011 Stockholders Meeting Date for any reason other than resignation by the Executive, the Company shall pay the Executive, or the Executive’s estate, as appropriate, a lump sum amount equal to the product of (i) $12,000 and

(ii)	the number of full or partial calendar months in the period commencing on the date of death or removal and ending on the July 2011 Stockholders Meeting Date. Any payment pursuant to the preceding sentence will be made as soon as practicable (but no later than 30 days) following the date of death or removal, provided that if the Executive is deemed to be a “specified employee” for purposes of 409A as of the date of death or removal, the payment will be made in accordance with the provisions of Section 13. Any outstanding SARs granted to the Executive while he was an employee of the Company shall be fully vested in the event the Chairman Continuation Period ends as a result of the Executive’s death or a Change in Control.
(d)	Extension of Board Service. Any further service by the Executive as a Board member following the July 2011 Stockholders Meeting Date shall be mutually determined by the Executive and the Board, in writing and in accordance with the Company’s by-laws, at such time. If the Executive continues as Chairman after the July 2011 Stockholders Meeting Date, his level of compensation, benefits and support as provided for in this Agreement, shall not be reduced.
          5. Benefits Pursuant to the Supplemental Executive Retirement Plan.
(a)	Vesting. If the Executive’s employment is terminated pursuant to Sections 2(a), 2(b), 2(c) or 2(e), the Executive: (i) will be 100% vested in all benefits under the Company’s 2005 Supplemental Executive Retirement Plan (“SERP”) as of the Employment Termination Date; and (ii) will receive an annual benefit of $213,500 in accordance with the terms and procedures set forth in the SERP, except that distributions to the Executive under the SERP will begin as soon as reasonably practicable (but in no event later than 30 days) following January 1, 2010.

(b)	Funding. By the effective date of a Change in Control, the Company shall set aside assets sufficient to pay the Executive’s SERP benefits and the Health Continuation Benefit in a trust that is subject to the claims of the Company’s general creditors in the event the Company ever becomes insolvent (a “rabbi trust”). The amount necessary to provide the Health Continuation Benefit shall be determined by an actuary engaged by the Company, provided that the report of the actuary shall be furnished to the Executive (or, if he predeceases her, his current spouse) prior to the funding of the trust, and that person must consent to the actuary’s determination (such consent not to be unreasonably withheld). The Company shall remain the owner of all assets in the trust. Neither the Executive nor any beneficiary of the Executive shall have any preferred claim to, any security interest in, or any beneficial ownership interest in any assets of the trust. The Company has not and will not in the future set aside assets for security or enter into any other arrangement which will cause the obligation created to be other than a general corporate obligation of the Company or will cause the Executive to be more than a general creditor of the Company.

          6. General Release and Waiver. The Executive and the Company agree to execute a mutual General Release and Waiver (the “Release”) on the Employment Termination Date, substantially in the form attached hereto as Exhibit A. Notwithstanding anything in this Agreement to the contrary, the Company’s obligation to pay the amounts and provide the benefits pursuant to Sections 3(b) (other than on death) and 3(d) hereof, other than the Accrued Obligations, shall be subject to the condition that the Executive, having received commitment from the Company to execute such release, has delivered to the Company a validly executed copy of the Release within 60 days after the Employment Termination Date. Any payment that otherwise would be made within such 60 day period shall be made promptly upon the Executive’s delivery of the Release; provided that in-kind benefits provided for in Sections 3(b) and 3(d) shall continue in effect after the Employment Termination Date pending the valid execution and delivery of the Release; provided further that if the Release is not validly executed and delivered within such 60 day period, the Executive shall reimburse the Company for the full cost of the in-kind benefits provided to the Executive during such period.
          7. Company Property. Promptly following the end of his service on the Board, the Executive shall return all property of the Company and all copies thereof in his possession or under his control in accordance with applicable Board policy.
          8. Intellectual Property. The provisions of Section 7 of the Employment Agreement shall continue to apply.
          9. Competition and Solicitation. The provisions of Section 8 of the Employment Agreement shall continue to apply with the Employment Termination Date being the termination date of the Executive’s employment for purposes of such provisions. The Company acknowledges that, in accordance with Section 6 of the Employment Agreement, the Executive currently serves as a member of the board of directors of Conexant, Inc. and Gennum Corporation (the “Outside Directorships”), and further acknowledges that such service will not be considered a violation of Section 8 of the Employment Agreement.
          10. No Admission of Liability. This Agreement does not constitute an admission of liability or wrongdoing of any kind by the Company or its affiliates.
          11. Withholding. All payments, vesting or exercise of awards provided for herein shall be subject to reduction for any applicable taxes.
          12. Amendments to Existing Arrangements. The Company shall not amend, modify, or terminate with respect to the Executive, the SERP, the Company’s 2006 or 2004 Employee Stock Appreciation Rights Plans or the Company’s 2004 or 2001 Stock Option and Restricted Stock Plans without the Executive’s consent, to the extent such amendment, modification or termination would adversely affect the Executive’s rights under such plan. Prior to the date the Executive resigns or is removed from the Board, the Company shall not modify the Board rules regarding outside directorships in a manner that prohibits the Executive from continuing to serve in the Outside Directorships, without the Executive’s consent.
          13. Compliance with 409A. The provisions of Section 3(f) of the Employment Agreement shall continue to apply and, for the avoidance of doubt, shall apply to the Health Continuation Benefits and Continued Life Insurance, but without regard to the durational limitation set forth in Section 3(f)(ii) of the Employment Agreement.
          14. General Provisions.
          (a) Heirs and Assigns. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, assigns, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, and legatees. If the Executive should die or become disabled while any amount is owed but unpaid to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid to the Executive’s devisee, legatee, legal guardian or other designee, or if there is no such designee, to the Executive’s estate. The Executive’s rights hereunder shall not otherwise be assignable. In the event of a Change in Control, the Company shall make a good faith attempt to assign the Agreement.
          (b) Integration. This Agreement and the Employment Agreement, to the extent specifically incorporated by reference herein, constitute the entire understanding of the Company and the Executive with respect to the subject matter hereof and supersedes all prior understandings, written or oral, including the Employment Agreement to the extent not specifically incorporated by reference herein and except that the Indemnification Agreement between the Company and the Executive (the “Indemnification Agreement”) shall remain in full force and effect and, in the event of any conflict between this Agreement and the Indemnification Agreement, the terms and conditions of the Indemnification Agreement shall govern. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by the parties hereto. A failure of the Company or the Executive to insist on strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision hereof. In the event that any provision of this Agreement is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
          (c) Arbitration. Any dispute arising hereunder (including but not limited to interpretation or performance) shall be resolved in New York, NY by arbitration before a single arbitrator in accordance with the rules of the American Arbitration Association, except that the arbitrator shall be an active member of the New York bar specializing for at least 15 years in general corporate law and contracts practice, who shall apply the terms of this agreement and make findings of fact and conclusions of law in making the arbitration award.
          (d) Construction of Agreement. The parties hereto acknowledge and agree that each party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor of or against either party.
          (e) Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
          (f) Notice. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and shall be deemed to be given when delivered personally or four days after it is mailed by registered or certified mail, postage prepaid, return receipt requested or one day after it is sent by a reputable overnight courier service and, in each case, addressed as follows (or if it is sent through any other method agreed upon by the parties):
If to the Company:
Standard Microsystems Corporation
80 Arkay Drive
Hauppauge NY 11788
Attn: General Counsel
With a copy to:
Cleary, Gottlieb, Steen and Hamilton LLP
Attn: Robert J. Raymond
One Liberty Plaza
New York, NY 10006
If to the Executive, to the most recent address for the Executive on the files of the Company.
With a copy to:
Epstein Becker & Green PC
Attn: Howard Pianko
250 Park Avenue
New York, NY 10177
Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.
          (g) Severability and Survival. The parties intend that the validity and enforceability of any provision of this Agreement shall not affect or render invalid any other provision of this Agreement. The parties also intend that the Executive’s obligations pursuant to Sections 8 and 9 of this Agreement, the gross-up provisions of this Agreement and the indemnification provisions of this Agreement, the Employment Agreement and the Indemnification Agreement shall survive the expiration of this Agreement.
          (h) Other Matters. The Executive acknowledges that, by the Executive’s free and voluntary act of signing below, the Executive agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Executive acknowledges that he has consulted with an attorney prior to executing this Agreement.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized representative and the Executive has signed this Agreement as of the day and year first above written.

Standard Microsystems Corporation

BY:	/s/ Timothy P. Craig

Name:	Timothy P. Craig
Title:	Director

/s/ Steven J. Bilodeau

Steven J. Bilodeau

Execution Copy
EXHIBIT A
GENERAL RELEASE
          THIS GENERAL RELEASE (this “Release”) is entered into by and between Standard Microsystems Corporation (the “Company”) and Steven J. Bilodeau (the “Executive”) as of the                       day of                                         , 20                     . The Company and the Executive agree as follows:
     1. Release by the Executive. In consideration of the payments and benefits set forth in the agreement by and between the Company and the Executive setting forth the terms of the Executive’s termination of employment with the Company, dated as of [DATE] (the “Transition Agreement”), the Executive for himself, his heirs, administrators, representatives, executors, successors and assigns (collectively, “Executive Releasors”) does hereby irrevocably and unconditionally release, acquit and forever discharge the Company and each of its subsidiaries, divisions, successors, assigns, trustees, officers, directors, partners, agents, parents, the former and current employees of each of the foregoing and their respective affiliates, including without limitation all persons acting by, through, under or in concert with any of them (collectively, the “Company Releasees”), and each of them from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs) of any nature whatsoever, known or unknown, whether in law or equity and whether arising under federal, state or local law and in particular including any claim for discrimination based upon race, color, ethnicity, sex, national origin, religion, disability age (including without limitation under the New York State Human Rights Law, the Age Discrimination in Employment Act of 1967 as amended by the Older Workers Benefit Protection Act (“ADEA”), Title VII of the Civil Rights Act of 1964 as amended by the Civil Rights Act of 1991, the Equal Pay Act of 1962, and the Americans with Disabilities Act of 1990) or any other unlawful criterion or circumstance, which Executive Releasors had, now have, or may have or claim to have in the future against each or any of the Company Releasees by reason of any matter, cause or thing occurring, done or omitted to be done from the beginning of the world until the date of the execution of this Release; provided, however, that nothing herein shall release the Company from its obligations arising under or referred to or described in the Transition Agreement or the Indemnification Agreement; and nothing herein shall interfere with Executive’s rights to vested benefits under any tax-qualified pension plan of the Company, COBRA continuation coverage benefits or any other similar benefits required to be provided by statute.
     In addition, nothing in this Release is intended to interfere with the Executive’s right to file a charge with the Equal Employment Opportunity Commission in connection with any claim the Executive believes he may have against the Company Releasees. However, by executing this Release, the Executive hereby waives the right to recover in any proceeding that the Executive may bring before the Equal Employment Opportunity Commission or any state human rights commission or in any proceeding brought by the Equal Employment Opportunity Commission or any state human rights commission on the Executive’s behalf. In addition, this release is not intended to interfere with the Executive’s right to challenge that his waiver of any and all ADEA claims pursuant to this Release is a knowing and voluntary waiver, although the Executive, by signing below, specifically represents to the Company that he has entered into this Release knowingly and voluntarily.

A-1

     2. Release by the Company. The Company hereby releases, remises and acquits the Executive and his successors, and heirs, jointly and severally, from any and all claims, known or unknown, which the Company or its affiliates, successors or assigns have or may have against any of such parties arising on or prior to the date of this Agreement and any and all liability which any of such parties may have to the Company, whether denominated claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however denominated, including but not limited to all contractual claims and any claims under law. The release is for any relief, no matter how denominated, including, but not limited to, injunctive relief, compensatory damages or punitive damages. This release shall not apply to any obligation of the Executive pursuant to this agreement or the Transition Agreement, any rights that the Company or its affiliates may have to obtain contribution in the event of the entry of judgment against the Company or any such affiliate as a result of any act or failure to act for which both the Executive and the Company or such affiliate are jointly responsible, any personal obligation of the Executive on any credit card of the Company, any claims the Company may have as a result of any criminal misconduct of the Executive, any obligation of the Executive to repay any indemnity payments that were advanced to him by the Company.
     3. Governing Law. This Release shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.
     4. Acknowledgment. The parties hereto have read this Release, understand it, and voluntarily accept its terms, and the Executive acknowledges that he has been advised by the Company to seek the advice of legal counsel before entering into this Release, and has been provided with a period of twenty-one (21) days in which to consider entering into this Release.
     5. Revocation. The Executive has a period of seven (7) days following each execution of this Release during which the Executive may revoke this Release, and this Release shall not become effective or enforceable until such revocation period has expired.
     6. Counterparts. This Release may be executed by the parties hereto in counterparts, which taken together shall be deemed one original.
[Remainder of Page Left Intentionally Blank]

A-2

          IN WITNESS WHEREOF, the parties have executed this Release on the       day of                     , 20     .

Steven J. Bilodeau

Standard Microsystems Corporation

BY:

Name:

Title:

A-3